Exhibit 1.1

4,000,000 Shares

Xenith Bankshares, Inc.

Common Stock

par value $1.00 per share

Underwriting Agreement

March 29, 2011

Sandler O’Neill & Partners, L.P.,

as Representative of the several Underwriters

named in Schedule I hereto,

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Xenith Bankshares, Inc., a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of 4,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 600,000 additional shares (the “Optional Shares”) of the common stock, par value $1.00 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-170836), as amended by the pre-effective amendments and Post-Effective Amendment No. 1 thereto (the “Initial Registration Statement”), in respect of the offer and sale of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement, in the form heretofore delivered to the Representative, and, excluding exhibits thereto, for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering of the Shares (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or revised information; no stop order suspending the effectiveness of the Initial Registration Statement or the Rule 462(b) Registration Statement, if any, or in each case any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened or contemplated by the Commission; and no order preventing or suspending the use of any Preliminary Prospectus (as defined below) has been issued by the Commission or any other Governmental Entity (as defined below) and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other Governmental Entity (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date, on the date hereof and at any Time of Delivery (as defined in Section 4(a) hereof), the Registration Statement did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and at any Time of Delivery, the Prospectus (together with any amendment or supplement thereto) does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares;

(iv) At the Applicable Time, neither (i) any Issuer Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Represented Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 6:45 pm (New York City time) on the date of this Agreement.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus, subject to completion, dated March 28, 2011, that is included in the Registration Statement.

(v) Each Issuer Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative in accordance with Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to have a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders’ equity, cash flows, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for liens, encumbrances and defects (A) that are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or (B) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except (A) where the failure to have a valid, subsisting and enforceable lease would not reasonably be expected to have a Material Adverse Effect or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors’ rights generally and general principles of equity;

(viii) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ix) Xenith Bank, a Virginia banking corporation (“Xenith Bank”), is the only subsidiary of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has been duly chartered as a state member bank regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Virginia Bureau of Financial Institutions”), with all requisite power and authority to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”) and no proceeding for the modification, termination or revocation of any such insurance is pending or, to the knowledge of the Company, is threatened or contemplated; all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such outstanding shares were issued in violation of the preemptive or similar rights of any security holder of the Bank or other person;

(x) The Company has an authorized capitalization as of December 31, 2010 as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with U.S. federal and state securities laws and conform, in all material respects, to the description of the Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company or other person; and no person has any preemptive or similar right to purchase any shares of capital stock of the Company;

(xi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable, will not be subject to the preemptive or similar rights of any security holder of the Company or other person and will conform, in all material respects, to the description of the Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the shareholders or the Board of Directors of the Company or the Bank is required for the issuance and sale of the Shares as contemplated herein;

(xii) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person;

(xiii) The issue and sale of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company and the Bank, the compliance by the Company and the Bank with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries, (B) result in any violation of any law, statute, directive, order, rule, regulation or judgment of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their property or assets or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim or equity upon any property, assets or operations of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations, Repayment Events or security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the issue and sale of the Shares by the Company, the execution, delivery and performance of, or compliance with, this Agreement by the Company and the Bank or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and except for such filings, consents, approvals, authorizations, registrations, qualifications or decrees as have been made or obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

(xiv) Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to clause (B), for such defaults that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(xv) The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital

Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Risk Factors – Risks Related to Our Business – Our ability to use net operating loss carryovers to reduce future tax payments may be limited,” “Risk Factors – Risks Related to this Offering and Our Common Stock – Certain provisions of Virginia law and our amended and restated articles of incorporation and amended and restated bylaws could make it more difficult for our shareholders to remove our board of directors and management and could also have the effect of discouraging, delaying or preventing a change of control transaction,” “Our Business – Supervision and Regulation,” “Management – Stock Incentive Plans,” “Management – Employment Agreements,” “Shares Eligible for Future Sale” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xvi) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly, in all material respects, the consolidated financial condition of the Company and its subsidiaries and First Bankshares, Inc. and its subsidiaries, as applicable, at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries and First Bankshares, Inc. and its subsidiaries, as applicable, for the periods specified; such financial statements and supporting schedules, if any, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent, in all material respects, with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus; no financial statements (historical or pro forma) are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the rules and regulations of the Commission thereunder or GAAP other than those included therein; and to the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP measures” (as defined in the rules and regulations of the Commission) comply, in all material respects, with Item 10 of Regulation S-K;

(xvii) The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(xviii) The Company has established and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) for it and its subsidiaries that (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and regulations and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established;

(xix) Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any other affiliates is subject or is party to, or has received any notice or advice from any Regulatory Agency (as defined below) that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently relates to or restricts in any material respect the conduct of their business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and a “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any U.S. federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions or engaged in the insurance of depository institution deposits;

(xx) Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Federal Reserve Board, the FDIC and the Virginia Bureau of Financial Institutions) applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any communication asserting non-compliance with any statute, law, rule, regulation, judgment, directive or order;

(xxi) Other than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by any Governmental Entity or others, to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement or the Prospectus by the Act or the rules and regulations of the Commission thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement; and there are no contracts or other documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxii) Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S. federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxiii) Each of the Company and its subsidiaries is in compliance with all applicable U.S. federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each, an “Environmental Law”), except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(xxiv) To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including,

without limitation, releases of any material into the environment, whether or not caused by the Company or any of its subsidiaries, that could form the basis of any claim under any Environmental Law, including common law, against the Company or any of its subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxv) The statistical and market related data contained in each of the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects and, to the extent required by the Act or the rules and regulations of the Commission thereunder or otherwise, the Company has obtained the written consent to the use of such data from such sources;

(xxvi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Bank;

(xxvii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any other affiliate of the Company or any person acting on their respective behalfs has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxviii) Neither the Company nor the Bank is or, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxix) Each of the accounting firms that has certified financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Act, the rules and regulations of the Commission thereunder and the rules of the Public Company Accounting Oversight Board, and such accounting firms are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), with respect to the Company and its subsidiaries or First Bankshares, Inc. and its subsidiaries, as applicable;

(xxx) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or contemplated, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxi) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies and instruments of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has received any communication that its existing insurance coverage will be cancelled or that its existing coverage will be reduced or eliminated or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxii) Each of the Company and its subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxiii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxiv) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of its subsidiaries or any of their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, any of its subsidiaries or any of their respective ERISA Affiliates have incurred or reasonably expect to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; and each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(xxxv) The Company and its subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights and excluding generally commercially available “off the shelf” software programs licensed pursuant to a “shrink wrap” or “click and accept” license) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries, except for such infringements, violations or breaches that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no person has asserted or, to the knowledge of the Company, threatened to assert any claim against, or notified, the Company or any of its subsidiaries that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope or registerability of, interference with, or use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxvi) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required under applicable securities laws to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus that is not described in each of the Registration Statement, the General Disclosure Package and the Prospectus as required;

(xxxvii) The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, is threatened or contemplated;

(xxxviii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other persons, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxxix) No relationship, direct or indirect, exists, or transaction has occurred, between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries or the Underwriters, on the other hand, that is required by the Act or the rules and regulations of the Commission thereunder to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described;

(xl) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s financial condition, changes in financial condition, results of operations, cash flows, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(xli) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it and will comply, in all material respects, with those provisions of the Sarbanes-Oxley Act applicable to it that will become effective in the future upon their effectiveness; the Stock has been duly registered under the 1934 Act and listed on the NASDAQ Capital Market and the Company is in compliance, in all material respects, with the applicable rules and regulations with respect to such registration and listing; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Stock under the 1934 Act or the listing of the Stock on the NASDAQ Capital Market and has not

received any communication that the Commission or the NASDAQ has terminated, intends to terminate, or is contemplating terminating, such registration or listing; and all requirements of the Commission and the NASDAQ Capital Market with respect to the registration, listing and issuance of the Shares have been complied with;

(xlii) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering and sale of the Shares;

(xliii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any other affiliates of the Company has distributed or, prior to the later to occur of (i) the expiration of the option described in Section 2 hereof and (ii) completion of the distribution of the Shares, will distribute any prospectus or free writing prospectus in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus and other materials, if any, permitted by the Act or the rules and regulations of the Commission thereunder and approved by the Representative in accordance with Section 5(c) hereof; and

(xliv) No forward-looking statement (within the meaning of Section 27A of the Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or other than in good faith.

(b) The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Bank has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has been duly chartered as a state member bank regulated by the Federal Reserve Board and the Virginia Bureau of Financial Institutions, with all requisite power and authority to own its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC and no proceeding for the modification, termination or revocation of any such insurance is pending or, to the knowledge of the Company, is threatened or contemplated; all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such outstanding shares were issued in violation of the preemptive or similar rights of any security holder of the Bank or any other person;

(ii) Neither the Bank nor any of its subsidiaries is (A) in violation of its articles of incorporation or bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, except, with respect to clause (B), for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) The execution, delivery and performance of this Agreement by the Bank, the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any Agreements and Instruments to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will such action (A) result in any violation of the provisions of the articles of incorporation or bylaws of the Bank or any of its subsidiaries, (B) result in any violation of any law, statute, directive, order, rule, regulation or judgment of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their property or assets or (C) constitute a Repayment Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim or equity upon any property, assets or operations of the Bank or any of its subsidiaries pursuant to, any of their respective Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations, Repayments Events or security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect; and no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the execution, delivery and performance of, or compliance with, this Agreement by the Bank or the consummation by the Bank of the transactions contemplated by this Agreement, except for such filings, consents, approvals, authorizations, licenses, orders, registrations, qualifications or decrees as have been made or obtained;

(iv) Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, none of the Bank, any of its subsidiaries or, to the knowledge of the Bank, any other affiliate of the Bank is subject or is party to, or has received any notice or advice from any Regulatory Agency that any of them may become subject or party to any investigation with respect to, any Regulatory Agreement, nor has the Bank or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Bank or any of its subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v) This Agreement has been duly authorized, executed and delivered by the Bank; and

(vi) The Bank is not and, after giving effect to the consummation of the transactions contemplated herein, will not be an “investment company”, as such term is defined in the Investment Company Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $4.0375 (except in the case of any of the 417,364 Shares purchased by the Underwriters for sale to officers and directors of the Company, BankCap Partners Fund I, L.P., BCP Fund I Virginia Holdings, LLC, BankCap Partners GP, L.P. and BankCap Equity Fund, LLC for which the purchase price per share is $4.2075), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price per share set forth in clause (a) above of $4.0375, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 600,000 Optional Shares, at the same purchase price per share of $4.0375 set forth in the immediately preceding paragraph, for the sole purpose of covering any overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the General Disclosure Package.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City Time, on April 4, 2011 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Sidley Austin LLP (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City Time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the immediately preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters as follows:

(a) The Company will promptly: prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; make no amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Initial Registration Statement or filing of a Rule 462(b) Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been made and furnish the Representative with copies thereof; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission or other Governmental Entity of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional or revised information; and, in the event of the issuance of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, use its commercially reasonable best efforts to obtain the withdrawal of such order;

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time, the Company shall take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 12:00 p.m., New York City Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company shall furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request; and if the delivery of a prospectus is required (or but for the exception afforded by Rule 172 under the Act would be required) and if at such time any event shall have occurred as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made when such Prospectus is delivered), not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to comply with the Act or the rules and regulations of the Commission thereunder, the Company shall promptly notify the Representative and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amendment or supplement, in form and substance approved by the Representative, which will correct such statement or omission or effect such compliance;

(f) The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Initial Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of this Agreement, the Company may not offer, sell, agree to sell, contract to sell hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, any shares of Stock, any securities of the Company that are substantially similar to the Stock or any securities that are convertible into, repayable with or exchangeable or exercisable for, or that represent the right to receive, any shares of Stock or any such other securities, whether now owned or hereafter acquired, or publicly announce an intention to effect any such transaction, without the prior written consent of the Representative; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company or any of its subsidiaries occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or the Company becomes aware that material news or a material event relating to the Company or any of its subsidiaries will occur during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, provided, further, that not withstanding the foregoing, the Company may, without the prior written consent of the Representative, (i) issue and sell the Shares as contemplated by this Agreement, (ii) issue securities convertible into or exercisable or exchangeable for Stock or grant equity-based awards, in each case, pursuant to the Company’s stock incentive shares in effect on the date hereof and as described in the Registration Statement, its General Disclosure Package and the Prospectus, (iii) issue shares of Stock upon the conversion, exercise, exchange or settlement of securities that are convertible into, exercisable or exchangeable for or may be settled for shares of Stock, that are outstanding as of the date hereof and that are disclosed in the Registration Statement, its General Disclosure Package and the Prospectus and (iv) file one or more registration statements on Form S-8 (or successor forms) relating to shares of Stock issuable under employee benefit plans)

(h) The Company shall furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm selected by the Company) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (it being understood that the Company will not be required to furnish or make available such consolidated financial information until after it has filed the same with the Commission);

(i) During a period of five years from the effective date of the Initial Registration Statement, the Company shall furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business, prospects, results of operations, cash flows and financial condition of the Company and its subsidiaries as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company need not furnish copies of the foregoing to the extent the same is available on EDGAR;

(j) The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) The Company shall use its commercially reasonable best efforts to obtain, effect and maintain the listing of the Shares on the NASDAQ Capital Market;

(m) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement, neither the Company nor the Bank shall, without the prior written consent of the Representative, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien, encumbrance, claim or equity; provided, however, that this covenant shall be null and void if the Federal Reserve Board, the FDIC or any other federal Regulatory Agency having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions;

(n) The Company shall comply, and use its commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder; and

(o) The Company has given, or will give, irrevocable stop transfer instructions to all applicable registrars and transfer agents prohibiting the transfer of any shares of Stock, including the Shares, in registered form that are the subject of an agreement referred to in Section 7(i) hereof unless such transfer is made in compliance with the restrictions specified in such agreement.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, fees and disbursements of the Underwriters’ counsel and marketing, syndication and travel expenses, in an amount not to exceed $250,000; (ii) the fees and disbursements of the Company’s counsel and accountants in connection with the registration of the offer and sale of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the NASDAQ Capital Market; (vi) the filing fees incident to securing any required review by FINRA of the underwriting terms and arrangements for the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Bank contained herein or provided pursuant hereto are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Bank shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus containing the applicable information pursuant to Rule 430A under the Act shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City Time, on the date of this Agreement; no order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceeding for any such purpose shall have been initiated or, to the knowledge of the Company, is threatened or contemplated; and all requests for additional or revised information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction; any material required to be filed by the Company pursuant to Rule 433 shall have been filed with the Commission in the manner and within the time period required by Rule 433; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Hunton & Williams LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d) At the time of execution of this Agreement and also at each Time of Delivery, each of Grant Thornton LLP and Witt Mares, PLC shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in Annex II(a) and (b) respectively, hereto, in the case of the letters delivered on the date of this Agreement, and at each Time of Delivery to the effect that they reaffirm the statements made in their prior letter except that the specified date therein shall not be more than three business days prior to such Time of Delivery;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the

Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, business prospects, financial position, shareholders’ equity, cash flows or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(f) If the Company or the Bank has securities rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, on or after the date hereof (i) no downgrading or withdrawal shall have occurred in the rating accorded any of the securities of the Company or the Bank by any nationally recognized statistical rating organization and (ii) no such organization shall have publicly announced that it has under surveillance or review, other than with possible positive implications, its rating of any of the securities of the Company or the Bank;

(g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Global, Global Select or Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by either U.S. federal, state of New York or Commonwealth of Virginia Regulatory Agencies; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(h) The Stock continues to be duly registered under the 1934 Act and listed on the NASDAQ Capital Market; and the Shares shall have been duly listed on the NASDAQ Capital Market;

(i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the directors, executive officers and shareholder listed on Schedule III hereto, substantially to the effect set forth in Section 5(g) and Annex III hereof in form and substance satisfactory to the Representative;

(j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and the Bank contained herein or provided pursuant hereto at and as of such Time of Delivery, as to the performance by the Company and the Bank of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representative may reasonably request.

8. (a) (i) The Company and the Bank, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the section entitled “Underwriting,” (ii) the second sentence of the seventh paragraph under the section entitled “Underwriting” relating to the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, (iii) the sixteenth, seventeenth, eighteenth and nineteenth paragraphs under the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage and (iv) the first sentence of the twentieth paragraph relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriters’ Information”). Notwithstanding the foregoing, the indemnification provided for in this Section 8(a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 8(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel and one local counsel at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Bank or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Bank shall then be under any liability to any Underwriter except as provided in Sections 6 (in the case of the Company) and 8 (in the case of the Company and the Bank) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters’ counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, in an amount not to exceed $250,000, but neither the Company nor the Bank shall then be under any further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Each of the Company and the Bank acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company or the Bank, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares and the related underwriting compensation set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company and the Bank are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the

Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including shareholders, employees or creditors of the Company or the Bank.

13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, electronic or facsimile transmission to the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel with a copy to counsel for the Underwriters at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Edward F. Petrosky, Facsimile (212) 839-5455; and if to the Company or to the Bank shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer, with a copy to counsel for the Company and the Bank at Hunton & Williams LLP, Riverfront Plaza, East Tower, 957 East Byrd Street, Richmond, Virginia 23219, Attention: J. Waverly Pulley, III, Facsimile (804) 788-8218; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex, electronic or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

XENITH BANKSHARES, INC.

By:	/s/ T. Gaylon Layfield, III
Name:	T. Gaylon Layfield, III
Title:	President & CEO

XENITH BANK

By:	/s/ T. Gaylon Layfield, III
Name:	T. Gaylon Layfield, III
Title:	President & CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P., as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Christopher S. Hooper
Name: Christopher S. Hooper
Title: An Officer of the Corporation

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Sandler O’Neill & Partners, L.P.	2,800,000	420,000
Stifel, Nicolaus & Company, Incorporated	1,200,000	180,000
Total	4,000,000	600,000

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

Issuer Free Writing Prospectus filed with the Commission on March 10, 2011 pursuant to Rule 433 of the Act

SCHEDULE III

List of Directors, Executive Officers and Shareholder subject to the Lock-up Agreement

Larry L. Felton

Palmer P. Garson

Patrick D. Hanley

Peter C. Jackson

Brian D. Jones

T. Gaylon Layfield, III

Malcolm S. McDonald

Robert J. Merrick

Scott A. Reed

Mark S. Sisisky

James A. Turner, Jr.

Wellington W. Cottrell, III

Ronald E. Davis

W. Jefferson O’Flaherty

Judy C. Gavant

Thomas W. Osgood

BCP Fund I Virginia Holdings, LLC

ANNEX I

FORM OF OPINION OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 7(c)

ANNEX II(a)

FORM OF COMFORT LETTER DELIVERED BY GRANT THORNTON LLP

ANNEX II(b)

FORM OF COMFORT LETTER DELIVERED BY WITT MARES, PLC

ANNEX III

FORM OF LOCK-UP AGREEMENT

March [    ], 2011

Sandler O’Neill & Partners, L.P.

As Representative (as defined below)

919 Third Avenue, 6th Floor

New York, New York 10022

Re:	Proposed Public Offering by Xenith Bankshares, Inc.

Ladies and Gentlemen:

The undersigned understands that you, as representative of one or more underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Xenith Bankshares, Inc., a Virginia corporation (the “Company”), and its subsidiary Xenith Bank, a Virginia state chartered bank, providing for a public offering (the “Offering”) of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (File No. 333-170836) filed with the Securities and Exchange Commission. As used herein, the term “Representative” means Sandler O’Neill & Partners, L.P., acting as representative of the underwriters named in the Underwriting Agreement and the term “Underwriters” means the several underwriters named in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to participate in the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning on and including the date of the prospectus relating to the Offering (the “Prospectus”) and continuing through and including the date that is 90 days after the date of the Prospectus, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company substantially similar to any Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to any Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned now or hereafter has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”) or (ii) publicly announce an intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares or other securities would be disposed of by someone other than the undersigned.

Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, except as contemplated by clause (i) or (ii) above, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The 90-day restricted period described above will be automatically extended if:

(1) during the last 17 days of the 90-day lock-up period set forth in this letter agreement the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period set forth in this letter agreement, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the 90-day period, in which case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from and including the first day of the initial 90-day restricted period referred to above through and including the 34th day following the last day of such initial 90-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into and perform this Agreement. The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder (other than any shares of Common Stock subject to the Underwriters’ over-allotment option), the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

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